SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 12, 2005

CNET NETWORKS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20939	13-3696170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

235 Second Street San Francisco, California 94105
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:
(415) 344-2000

Item 1.01               Entry into a Material Definitive Agreement

(a) On July 12, 2005, CNET Networks, Inc. (the company) entered into an Employment Transition Agreement with Douglas Woodrum, the company’s Executive Vice President and Chief Financial Officer, relating to the transition of Mr. Woodrum’s role from Chief Financial Officer to another position within the company.  Mr. Woodrum’s departure from the role of Chief Financial Officer was previously announced by the company by press release and Form 8-K filed October 20, 2004.  The agreement provides for Mr. Woodrum to remain employed by the company on a part-time basis effective July 26, 2005, through December 31, 2005, with the parties to determine prior to that date the terms of extended employment.  Mr. Woodrum will receive a salary equal to one-half of his current salary, or $140,244, and will be eligible to continue his participation in the 2005 Incentive Plan for Executive Officers on a pro rated basis due to his part-time status.  Mr. Woodrum will be entitled to a payment of $175,000 upon the completion of his employment.

Item 5.02.              Departure of Principal Officers; Election of Directors; Appointment of Principal Officers

(d)  On July 14, 2005, the company announced the appointment of George Mazzotta as Chief Financial Officer of the company, effective July 18, 2005.  A press release announcing Mr. Mazzotta’s appointment is filed as Exhibit 99.

Mr. Mazzotta, 45, joins the company from Gap, Inc., where he served as Senior Vice President and Chief Operating Officer of International Gap, a position he assumed in June 2004. From 2001 to June 2004, he served as Senior Vice President of Finance, leading the team responsible for financial, strategic, and capital planning, as well as corporate reporting.  Prior to that he served as CFO of Gap Inc.’s Banana Republic division.

Mr. Mazzotta has entered into an offer letter with the company providing for an annual salary of $350,000 and the opportunity to participate in the 2005 Incentive Plan for Executive Officers (described in the company’s Current Report on Form 8-K filed March 14, 2005), with an annual target incentive opportunity of $200,000, pro rated for length of service.  If Mr. Mazzotta is an employee in good standing on December 31, 2005, he will receive a guaranteed minimum incentive payment for 2005 of $100,000, and if he is an employee in good standing on December 31, 2006, he will receive a minimum guaranteed incentive payment for 2006 of $100,000.  If Mr. Mazzotta is an employee in good standing on December 31, 2005, he will be entitled to a signing bonus of $100,000.  Mr. Mazzotta will receive a stock option grant of 400,000 shares, vesting 25% on the first anniversary of the grant and 1/48 on a monthly basis thereafter.  Mr. Mazzotta’s options will be entitled to the same provisions providing for acceleration upon a change of control as the other named executive officers, as described in the company’s 2005 proxy statement.

Item 9.01               Financial Statements and Exhibits

(c)                                  Exhibits.

99.1         Press Release Announcing the Appointment of George Mazzotta as Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2005

CNET NETWORKS, INC.

	By:	/s/ Shelby W. Bonnie
Name: Shelby W. Bonnie
Title: Chief Executive Officer

Exhibit Index

99.1         Press Release Announcing the Appointment of George Mazzotta as Chief Financial Officer